Exhibit 99.(p)(3)

CODE OF ETHICS AND PERSONAL TRADING POLICY FOR APAC

Applicable To	• All Covered Persons (as defined below) • All entities listed on Exhibit A (collectively, “Invesco APAC”)
Departments Impacted	• Global Ethics Office (defined below) • Compliance
Risk Addressed by Policy	Clients are harmed because of a Covered Person’s conflict of interest, violation of fiduciary duties or fraudulent/deceptive personal trading activities.
Relevant Law & Related Resources

•   Code and Guidelines issued by the Securities and Futures Commission in Hong Kong

•   Code and Guidelines issued by the Mandatory Provident Fund Schemes Authority in Hong Kong

•   Interim Regulation on the Administration of Privately Raised Investment Funds in China

•   Register of Interests in Listed Specified Products under Regulation 4(1) of the Securities and Futures (Licensing and Conduct of Business) Regulations.

•   Personal Conduct and Trading under Para 2.12 of the Code of Ethics & Standards of Professional Conduct issued by the Investment Management Association of Singapore.

•   Rule of Investment Trust Association, Japan

•   Japan Investment Advisers Association

•   The Corporations Act 2001 (Cth) (Corporations Act), Australia

•   Securities Investment Trust and Consulting Act in Taiwan.

•   Regulations Governing Responsible Persons and Associated Persons of Securities Investment Trust Enterprises (SITE) in Taiwan.

•   Taiwan Management Code for SITE

•   Rule 17j-1 under the Investment Company Act (“Rule 17j-1”)

•   Rule 204A-1 under the Investment Advisers Act (“Rule 204A-1”)

•   FINRA Rule 3210 and 3120

Initial Approval Date(s)1

•   Greater China Risk Management Committee: November 2022

•   Invesco Asset Management (Japan) Limited Risk Management Committee: January 2023

•   Invesco Australia Limited Risk Management Committee: January 2023

Date of Last Review	January 2026
Policy Inception Date	January 2021

GLOSSARY

Background.

Invesco must maintain a written code of ethics and establish policies and procedures to ensure compliance with securities laws, including, managing conflicts of interest such as personal trading.

This Code of Ethics and Personal Trading Policy for APAC (the “Code”) requires that Covered Persons (as defined below) adhere to high standards of ethical conduct and act with integrity in accordance with their fiduciary duties. The Code is intended to comply with the requirements of the Rules listed in the summary box above (collectively, the “Rules”).

1 Approval of the policy version reflect changes or updates in compliance with the Rules listed above.

1
This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Definitions.

“Beneficial Ownership” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share in the economic interest or profit derived from the ownership of, or transaction in, a Covered Security.

“Client Account” means an Invesco Fund, an Invesco ETF, a separately managed account, a personal trust or estate, an Employee benefit trust or any other account for which an Invesco APAC Adviser provides portfolio management, investment advisory, sub-advisory or other ancillary services.

“Compliance Reporting System” means any third party, web-based application utilized by Covered Persons, excluding Independent Directors/Trustees, for compliance reporting (i.e., personal securities transactions, investment accounts, outside activities, etc.).

“Contingent Worker” means any Invesco consultant or contractor with access to the firm’s internal network systems.

“Covered Account” means any account that holds or may hold a Covered Security whether directly or through Beneficial Ownership, and as further described in Section B.1 below.

“Covered Person” means any of the following:

•	Employee (interns, part-time or full-time);

•	Contingent Worker;

•	Director or Officer of Invesco Ltd.;

•	any individual who is conducting business on behalf of an Invesco Adviser or affiliate, and has access to the firm’s internal network systems or offices;

•	any person meeting the definition of “Access Person,” as defined in Rule 17j-1 or Rule 204A-1; or

•	anyone who, at the discretion of GEO, is deemed to be a Covered Person subject to the requirements of this Code.

“Covered Security” generally means, investment instruments or assets (public or private), unless otherwise exempt from the definition, are as follows:

•	Stocks/shares (e.g., common, preferred, restricted, or depositary receipts) or bonds (e.g., corporate or municipal);

•	Exchange Traded Products (defined below);

•	Closed-end funds, Interval funds and real estate investment trusts (REITs);

•	Instruments that are convertible or exchangeable into a Covered Security;

•	Derivatives (e.g., options, futures, , swaps, commodities, warrants/rights), or other obligation whose value is derived or based on any of the above;

•	Limited Offerings/Limited Liability Company interests (defined below);

•	any Invesco Funds;

•	Invesco ETFs;

•	Invesco Private funds; and

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	any security/instrument that can be traded by an Invesco Adviser or affiliate on behalf of a client.

The following securities are exempt from the definition of “Covered Security:”

•	direct obligations of a sovereign government and their respective agencies;

•	bankers’ acceptances, bank certificates of deposit, commercial paper or high- quality short-term debt instruments (including repurchase agreements);

•	shares of an open-end mutual fund for which Invesco does not serve as an investment adviser, subadviser or principal underwriter;

•	money market fund and equivalent funds;

•	investment trusts that invest exclusively in open-end mutual funds for which Invesco does not serve as an investment adviser, subadviser or principal underwriter;

•	any unit investment trust including those advised or sub-advised by Invesco Ltd. affiliate (notwithstanding the foregoing, the Invesco QQQ Trust shall be considered a Covered Security);

•	principal-protected or linked-note investment products;

•	physical commodities (including foreign currencies);

•	Wealth Management Products in China discretionary managed by Banks/Trust/Insurance companies deemed discretionary; and

•	Invesco fund awards held through EWM.

“Delegated Discretionary Account” means an account for which a Covered Person has written evidence that decision-making authority has been completely relinquished to a professional money manager who is not a family member or not otherwise subject to this Code and over which the Covered Person has no direct or indirect influence or control.

“Employee” means an individual who serves as a director or officer of an Invesco APAC entity or who is employed on a full-time or part-time basis by an Invesco APAC entity or subsidiary thereof. For purposes of this Code, the term Employee also includes the Employee’s Immediate Family Members (defined below).

“ETP Access Person” means a Covered Person who has access to Material Non-public Information attached to Invesco ETPs including but not limited to any client’s purchase or sale of Invesco ETPs and/or the holdings of an Invesco ETP or anyone else determined as such and as notified by Compliance.

“Exchange-Traded Product” or “ETP” means a security traded on an exchange that: (i) tracks an underlying security, index or financial instrument; or (ii) uses a benchmark index but whose manager(s) may change sector allocations, market-time trades, or deviate from the index. The term “ETP” includes, among other things, exchange-traded funds (“ETFs”), exchange-traded notes (“ETNs”) and exchange- traded commodities (“ETCs”).

“Global Ethics Office” or “GEO” means the team within Compliance that is responsible for monitoring conflicts in connection with a Covered Person’s personal trading, political contributions, outside business activities and gifts and entertainment.

“IHKL Employee” means a Covered Person who is an Employee of Invesco Hong Kong Limited and Invesco Hong Kong Limited Representative Office in Korea.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“IIMSL Employee” means a Covered person who is an Employee of Invesco Investment Management (Shanghai) Limited.

“IGRE Employee” means a Covered Person who is an Employee of Invesco Global Real Estate Asia Pacific, Inc. Japan Branch

“IAMJ Access Person” means an IAMJ Employee categorized as supervised persons who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable and anyone else determined and notified by Compliance.

“IAMJ Employee” means a Covered Person who is an Employee of Invesco Asset Management (Japan) Limited.

“IAMSL Employee” means Covered Person who is an Employee of Invesco Asset Management Singapore Ltd.

“IIPL Employee” means Covered Person who is an Employee of Invesco (India) Pvt. Ltd.

“IICBL Employee” means Covered Person who is an Employee of Invesco Investment Consulting (Beijing) Ltd.

“Immediate Family Member” means a Covered Person’s:

•	Spouse

•	Domestic partner or equivalent (e.g., PACS (Civil Solidarity Pact), common law marriage, etc.)

o	Generally defined as a permanent committed relationship

o	With Beneficial Ownership of their partner’s Covered Accounts

•	Child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law who shares the Covered Person’s household

A roommate who does not meet any of the above criteria is not considered an Immediate Family Member.

It is the Employee’s responsibility to share the Code of Ethics requirements with their immediate family members.

Questions regarding the applicability of this definition should be directed to GEO by submitting a question through the GEO Support Portal.

“Independent Non-Executive Directors/Trustees” means any director or trustee of an Invesco APAC entity that has no other executive responsibilities or engagement in an Invesco Fund’s day-to-day activities beyond the scope of his or her duties as a director/trustee and does not make, participate in or obtain information regarding the purchase or sale of any Client Account’s portfolio securities as part of their service as a director/trustee.

“Initial Public Offering” or “IPO” means (i) any Covered Security which is being offered for the first time on a recognized stock exchange; or (ii) an offering of securities registered under the Securities Act, the issuer of which immediately before such registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended or foreign regulatory equivalents thereof.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Invesco Fund” means any pooled investment vehicle or other proprietary investment product managed, advised or sub-advised by an Invesco Ltd. Affiliate. The term Invesco Fund includes any Invesco Mutual Fund, Invesco ETPs, Luxembourg SICAV/AIF, Hong Kong Unit Trust or Bermuda Fund.

“Invesco Mutual Funds” means the family of open-end and closed-end investment companies advised by Invesco Advisers, Inc. and registered under the Investment Company Act.

“Invesco APAC” means, collectively, the regulated entities outlined in Exhibit A.

“Invesco APAC Adviser” means, collectively, the SEC-registered investment advisers outlined in Exhibit A.

“Investment Person” generally means a Covered Person who:

•	as part of their regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities in a Client Account (e.g., portfolio managers, securities analyst or traders);

•	works directly with or is in the same department/investment team as a portfolio manager and is likely to be exposed to sensitive information relating to those Client Accounts for which the portfolio manager has responsibility (including those who serve an administrative function);

•	anyone else determined and notified by Compliance and/or by the Covered Persons management; and/or

•	is considered as a “Investment Person” in certain jurisdictions per local requirements.

“IREIA Employee” means a Covered Person who is an Employee of Invesco Real Estate Investment Asia Pacific Limited.

“IREK Employee” means a Covered Person who is an Employee of Invesco Real Estate Korea.

“ITL Access Person” means an ITL Employee categorized as heads of department and investment persons who are defined under Article 14 of Regulations Governing Responsible Person and Associated Persons of Securities Investment Trust Enterprises (SITE) in Taiwan and anyone else determined and notified by Compliance.

“ITL Employee” means a Covered Person who is an Employee of Invesco Taiwan Limited.

”Limited Offering or Private Placement” means an offering that is exempt from registration under U.S. federal securities laws. Private Placements are generally sold to a small number of select investors (as opposed to a public issue, in which Covered Securities are made available for sale on the open market) in order to raise capital. These may include interest in hedge funds (including limited partnership interests), shares in private companies, crowdfunding, and private real estate investments such as REITs.

“MNPI” or “Material Non-public Information” means information not known to the public that may, if disclosed, have a significant impact on the price of a financial instrument and that a reasonable investor would likely consider relevant or important when making an investment decision. “Rights Issue” or “Rights Offer” means a dividend of subscription rights to buy additional securities in a company made to the company's existing security holders.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

“Robo-Advisor Account” means a Covered Person’s account that holds, or can hold, Covered Securities that is maintained on a digital platform offered by a broker on the Designated/Approved Broker List to provide automated, algorithm-driven investment decisions with little to no human intervention.

"Special Purpose Acquisition Company" or "SPAC" is a company without commercial operations and formed specifically to raise capital through an IPO for the purpose of acquiring or merging with an existing company.

A.	POLICY

Invesco APAC has a fiduciary relationship with respect to each of their Client Accounts. As such, Covered Persons shall:

•	place the interests of clients ahead of their personal interests;

•	conduct personal trading in accordance with this Code and related policies, avoiding actual or potential conflicts of interest and misuse of their position of trust;

•	comply with applicable laws, rules and regulations; and

•	maintain confidentiality of all MNPI.

Generally, Covered Persons have the ultimate responsibility for ensuring that any personal trading is conducted in accordance with applicable rules, regulations and policy.

Invesco APAC and Covered Persons are prohibited from:

•	profiting personally by using MNPI and disclosing MNPI to any person (except as may be permitted by law or/and in accordance with Invesco’s insider trading policies;)

•	employing any device, scheme, or artifice to defraud any Client Account;

•	making an untrue statement of a material fact or omitting to state a material fact to a client that, in light of the circumstances under which they are made, are necessary to make the statement non-misleading;

•	engaging in any act, practice or course of business that operates or would operate as a fraud or deceit to a Client Account; or

•	engaging in any manipulative practice with respect to a Client Account or securities (including price manipulation).

Invesco APAC maintains other compliance policies that may be directly applicable to a Covered Person’s specific responsibilities and duties and that address additional standard of conduct for Employees. These policies are available on the Invesco Ltd. intranet site and include, but are not limited to:

• Global Code of Conduct • Global Insider Trading • Global Fraud Escalation • Global Outside Business Activities • Global Political Contributions	• Invesco Ltd. Gifts and Entertainment • IAL Gifts and Entertainment • Greater China Gifts and Entertainment • IIPL Gifts and Entertainment

Violations of the above policies may lead to increased escalation. For further details, see Section D. Violations and Sanctions.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

B.	PERSONAL TRADING REQUIREMENTS

1.	Covered Account Requirements for Covered Persons.

Covered Persons are required to report all investment accounts (i.e., Covered Accounts) for which they, or Immediate Family Members have Beneficial Ownership, or have discretion, control or interests whether such discretion, control or interests are exercised or not. It is presumed that a Covered Person can control accounts held by Immediate Family Members living in the same household.

Covered Accounts must be held with a regulated financial institution listed on the Designated/Approved Broker List2 for IIPL.

For all other entities, Covered Accounts must be held with full-service brokers and regulated financial institutions.

Covered Accounts include but are not limited to the following:

Brokerage Accounts	Discretionary/Robo-Advisor Accounts[3]	Employee Stock Plans (e.g., ESPPs, ESOPs or ISOs)
Retirement Accounts (e.g., IRAs, SIPPs, Superannuation, iDeCo, RRSP, TFSA or any other local equivalent)	Transfer Agent Accounts that hold reportable Covered Securities (e.g., Invesco open- end mutual fund account)	Mutual Fund, Collective Investment or WRAP Accounts, which hold Invesco open-end funds
Pension Plans, which hold Covered Securities (excluding Invesco open-end funds)	Stock and Shares ISAs (i.e., Investment ISA)	UTMAs and UGMAs
Invesco 401k	529 Accounts that hold Covered Securities and the Invesco CollegeBound 529 plan	Schwab Personal Choice Retirement Account (“PCRA”)

2 IIPL Designated/Approved Broker List is accessible through the Compliance Reporting System.

3 Discretionary and Robo-Advisor Accounts must be disclosed. New and existing Discretionary and Robo- Advisor accounts must be approved by GEO. The Covered Person must provide supporting documentation (e.g., managed account agreement) and other required information to GEO, including duplicate statements.

Covered Persons are required to ensure that:

•	Covered Accounts in APAC are maintained with a regulated financial institution.

In addition:

o	IIPL Employees should maintain the Covered Accounts with a Designated/ Approved Broker as listed by Compliance.

o	IHKL Employee, IAMSL Employee, IREIA Employee, IREK Employee, IICBL Employee and IIMSL Employee are required to obtain pre-approval from Compliance for opening Covered Accounts.

o	ITL Employees should maintain the Covered Accounts (limited to TW equities) with a Designated Broker by Compliance.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

•	Invesco Open-end Mutual Funds are held:

o	in an account maintained with a full-service broker, financial institution and with a broker on the Designated/Approved Broker List;

o	in a qualified retirement plan that a Covered Person is not legally or unilaterally able to transfer;

o	in the Covered Person’s Invesco 401(k) or Invesco CollegeBound 529 plan; or

o	directly with Invesco’s Mutual Funds’ transfer agent.

Covered Persons may not purchase or hold Invesco affiliated open-end mutual funds beyond the above restrictions. This requirement does not apply to other Invesco securities.

•	All other Covered Accounts (e.g., external retirement plans, stock plans through third-party administrators):

o	Covered Persons shall direct their financial institution to submit statements and confirmations to the GEO.

o	If the financial institution is unable to provide transactional statements (or contract notes) to GEO through a link or hard copy, the Covered Person shall be personally responsible for submitting statements directly or upon request through the GEO Support Portal in a timely manner.

o	Trade confirmations (or contract notes) must be provided no later than 7 calendar days from the date of execution.

o	Transactional statements must be provided within 7 calendar days of receipt.

o	A warning letter will be issued effectively to Covered Persons those who do not provide the trade confirmation (or contract notes) within 7 calendar days from the date of execution.

•	US Invesco Schwab Personal Choice Retirement Account (PCRA):

o	Covered Persons must report the PCRA in the Compliance Reporting System as soon as it is opened.

o	In addition to the restrictions applied by the PCRA administrator, the account is subject to short-term trading restrictions and Employees must pre-clear single-stock ETPs and those ETPs with underlying Covered Securities with a concentration of 25% or more.

o	Questions regarding the PCRA account should be directed to Human Resources or the plan administrator.

IIPL Employees	IHKL, IAMSL, IREIA, IREK, IICBL and IIMSL Employees	ITL Employees
Maintain Covered Accounts with a Designated/ Approved Broker listed with Compliance	Required to obtain pre- approval from compliance to open a Covered Account	Maintain Covered Accounts (limited to TW equities) with a Designated/Approved broker listed with Compliance

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

2.	Statements (Transactions) and Trade Confirmations (or Contract Notes).

•	Employees shall maintain a Covered Account with a financial institution that provides electronic trade confirmations (or contract notes) and statements directly to GEO.

•	If the financial institution fails or is unable to provide an electronic link or a hard copy, the Covered Person shall be personally responsible for providing transactional statements and trade confirmations (or contract notes) for the Covered Account(s) to GEO through the GEO Support Portal or where applicable, to their local Compliance upon request.

IHKL, IREIA, IREK, IIMSL, IAMSL, IICBL and ITL Employees are required to provide statements and contract notes (if any) within 7 calendar days after issuance.

3.	Pre-Clearance of Personal Trades.

Covered Persons and their Immediate Family Members are required to pre-clear all transactions in Covered Securities as illustrated in Exhibit B and described herein through the Compliance Reporting System.

Unless otherwise indicated in the Code, Covered Persons may not execute trades in a Covered Account until they receive approval from GEO. Approval status is communicated via an automated alert from the Compliance Reporting System. Covered Persons must carefully review this alert to confirm whether the trade request was approved or denied.

For Covered Accounts where the Covered Person has beneficial interest but does not exercise control (e.g., accounts for Immediate Family Members), all trade requests must be submitted by the Covered Person.

Gifting or bequeathing Covered Securities, including in-kind transfers or donations of stock shares to charities or family members must also be pre-cleared. Gifting is prohibited if the recipient is a public official or has a connection to Invesco’s business.

Trade Authorization (i.e., Market Orders). Trade requests which have been submitted and approved within the Compliance Reporting System prior to market close are only valid for the current business day, unless the approval is granted after the close of the trading day (e.g., trading on a foreign market or OTC), in which case the approval will not expire until the end of the next trading day.

If a trade is not executed within the approval window, the Covered Person must submit a new pre-clearance request and receive approval before trading in the same security.

Prohibited Trade Orders. Covered Persons are required to avoid executing transactions outside of the approval window. All orders that do not expire at market close (e.g., Good ‘Til Canceled (GTC), limit orders, stop-loss orders, etc.) are prohibited.

Pre-clearance of Limited Offerings and Private Placements. Covered Persons and their Immediate Family Members must:

•	Pre-clear investments in Limited Offerings and Private Placements and receive approval from GEO before investing.

•	Submit a Private Placement pre-clearance request through the Compliance Reporting System and include a detailed description of the investment and relevant documentation (e.g., offering deck, offering/private placement memorandum and term sheet). Allow a minimum of three to five business days before the intended investment date to allow ample time for review.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Additionally, Covered Persons seeking to invest in a Limited Offering/Private Placement sponsored by Invesco Ltd. and its affiliates:

•	Must pre-clear all transactions through the Compliance Reporting System if the investment is made alongside third-party investors.

•	May transact without pre-clearance if Invesco offers the investment exclusively to Employees.

Limited Offerings and Private Placements are subject to ongoing reporting obligations. If you have questions about these requirements before investing, please contact Legal or GEO by submitting a question through the GEO Support Portal.

Pre-clearance of Regular Investment Plans. Covered Persons and their Immediate Family Members must:

•	Pre-clear the first transaction in all Covered Securities as illustrated in Exhibit B in a regular investment plan. Subsequent transactions that occur on a regular basis do not require pre-clearance. Any changes to the amount or number of shares on the plan will need additional pre-clearance (not applicable to Employees of ITL).

Pre-clearance of IVZ shares received through Invesco stock plans/Long-Term Equity Awards. Covered Persons are required to pre-clear any sale of IVZ shares received through the Invesco stock plans/Long-Term Awards

Exemptions from Pre-Clearance. Purchases or sales of the following are exempt from the pre-clearance requirement:

•	Covered Securities in an approved Delegated Discretionary/Robo-Advisor Account;

•	Invesco Mutual Funds (this exemption does not apply to closed-end funds or interval funds);

•	Invesco ETPs (this exemption does not apply to ETP Access Persons);

•	Unaffiliated broad-based ETPs (this pre-clearance exemption does not apply to single stock ETPs);

•	Currencies, cryptocurrencies, and commodities including trusts invested entirely in a currency, cryptocurrency or commodity (except for IAMJ Employees and IGRE Employees for whom currencies, cryptocurrencies and commodities are prohibited);

•	Derivatives of an index of securities, currencies, cryptocurrencies or commodities;

•	Securities held in Invesco registered group retirement savings plans offered by an Invesco Ltd and affiliate.

Pre-clearance of Employee Share Purchase Plans, Long-Term Incentive Plans or Awards. The acquisition or deposit of shares, including IVZ shares through an Employee Share Purchase Plan or Equity Awards Program is exempt from pre-clearance. However, pre-clearance is required if Covered Persons wish to sell or gift the shares, including IVZ shares. Please refer to Exhibit B.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

4.	Trading Restrictions/Prohibitions.

Blackout Period. Covered Persons are prohibited from trading any Covered Security in a personal account on a day during which a Client Account has a pending “buy” or “sell” order in the same Covered Security.

In addition:

•	Investment Persons (including IAMJ Access Persons) with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading within three trading days before and three trading days after such Client Account transaction; and

•	All other Covered Persons with knowledge of trading in a Covered Security for a Client Account are prohibited from personal trading in the same Covered Security within two trading days after such Client Account transaction.

In addition:

•	ITL Access persons with knowledge of trading in a Taiwan Security for a Taiwan Client Account are prohibited from personal trading within seven trading days before and thirty trading days after such Client Account transaction.

•	ITL Access Persons are prohibited from executing a transaction in Taiwan Security when such security is held within a Taiwan Client Account.

•	All other ITL Employees or Covered Persons with knowledge of trading in a Taiwan Security for a Taiwan Client Account are prohibited from personal trading within seven trading days before and seven trading days after such Client Account transaction.

Blackout Period Exemptions. Blackout period restrictions may be exempt if purchases and sales of a Covered Security comply with certain conditions (e.g., large market capitalization, daily trading limit, etc.) as may be determined from time to time by the GEO. Please refer to the FAQ for details.

Other Prohibitions. Covered Persons shall be prohibited from:

•	trading a Covered Security of an issuer on the applicable Restricted List(s);

•	crossing between the Covered Account and Client Accounts;

•	purchasing a Covered Security in an IPO or secondary offering;

•	purchasing a publicly listed SPAC when the targeted company is known;

•	participating in an investment club;

•	excessive short-term trading of any Invesco Open-end Mutual Funds (excluding money market funds) and/or cash-in-lieu Invesco ETPs according to the various limitations outlined in the respective prospectus or other fund disclosure documents;

•	engaging in personal trading of Covered Securities that is excessive or that compromises Invesco APAC’s fiduciary duty to Client Accounts;

•	effecting short sales of a Covered Security in a Covered Account; and

•	trading options on common stock, single stock ETPs, or Invesco ETPs unless the underlying security has been held for no fewer than 60 days. To clarify, trading naked options on any Covered Security that is subject to the short-term profit restriction is prohibited and only covered calls and protective puts are permitted.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

In addition:

•	IAMJ Employees and IGRE Employees are prohibited from trading in Derivatives, futures, commodities, and Trusts invested entirely in commodity transactions.

•	ITL Employees are prohibited maintaining a Monthly Saving Program (MSP/SIP) for Taiwan equity securities.

Short-Term Trading Restrictions.

Short-Term Trading Restrictions Applicable to IHKL, IAMSL, IREIA, IREK and ITL Employees:

•	Covered Persons shall not sell a Covered Security within 60 calendar days regardless if the sell transaction would result in a profit or a loss.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds and Invesco ETPs). Further, transactions in trusts invested entirely in a currency, cryptocurrency or commodity are not subject to the 60-day holding period requirement.

Short-Term Trading Restriction Applicable to IAMJ and IGRE Employees:

•	IAMJ Access Persons shall not profit from the purchase and sale of a Covered Security within 180 calendar days of the trade date of the same Covered Security, and 60 calendar days for IAMJ Employees who are not IAMJ Access Persons.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds and Invesco ETPs).

•	If an IAMJ Access Person trades a Covered Security within the 180-calendar day holding period, the full amount of any profit from the trade (which has not been adjusted to account for applicable taxes or related fees) shall be disgorged to a charity of Invesco Ltd.’s choice.

•	In addition, Covered Persons of IAMJ and IGRE are prohibited from short-term trading; therefore, Covered Persons of IAMJ and IGRE are restricted from buying back the position within 60 days (180 days in case of Designated Persons for Access Persons for IAMJ).

Short-Term Trading Restrictions Applicable to all Other Employees (Employees not associated with IHKL, IAMSL, IREIA, IREK, IAMJ, or IGRE):

•	Covered Persons shall not sell a Covered Security within 60 calendar days of the trade date at a profit but may sell at a loss.

•	This restriction shall apply to all Covered Securities, including those which are exempt from pre-clearance (e.g., Invesco Funds and Invesco ETPs).

•	Transactions in unaffiliated ETPs, trusts invested entirely in a currency, cryptocurrency or commodity and derivatives (e.g., options and futures) based on an index of securities and currencies, cryptocurrencies and commodities are exempt from the 60-day holding period. This exemption shall not apply to derivatives of individual securities.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

5.	Special Requirements for Transactions in Invesco Ltd. Stock.

Transactions in Invesco Ltd. stock is subject to the pre-clearance and reporting requirements set forth above. Covered Persons are prohibited from engaging in transactions in publicly traded options such as puts, calls and other derivative securities relating to Invesco Ltd.’s securities, on an exchange or any other organized market. Covered Persons should refer to the Global Insider Trading policy whenever they wish to transact in Invesco Ltd. securities in a Covered Account.

6.	Covered Persons Reporting and Certification Requirements.

Certification Requirements. All Covered Persons are required to complete a Code of Ethics and Compliance policies acknowledgment on their start date with Invesco, and annually thereafter, to acknowledge and certify that they have received, reviewed, understand, and shall comply with the Code. In addition, Covered Persons will be required to acknowledge receipt and understanding of any material amendments or new interpretations of the Code.

Reporting Requirements. All Covered Persons are subject to initial (upon joining Invesco) and ongoing reporting requirements. These reports will be reviewed by GEO and are intended solely for internal use and are confidential unless required to be disclosed to a regulatory or government agency.

Summary of Reporting Obligations

New Hires4	Covered Persons
Upon joining the firm (due in 10 calendar days)	Quarterly (due no later than 30 calendar days after the calendar quarter-end)	Annual (due no later than 30 calendar days from year-end)
Covered Accounts/ Initial Holdings Report (including a list of all Covered Securities and private/limited holdings. All holdings must be as of the Covered Person’s employment start date)	Quarterly Transaction Report (excluding dividends reinvested, private/limited offering transactions previously disclosed, auto investment plans, payroll deductions, transactions executed in an approved Discretionary/Robo-Advisor Account)	Annual Holdings & Private Investments Report (excluding holdings in an approved Discretionary Account, and any holdings designated as non- reportable on Exhibit B)
Initial Compliance Policies Certification		Annual Compliance Policies Certification

4Any New Hire who fails to submit the Covered Accounts/Initial Holdings Report (IHR) within the (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted and may be issued a violation and subject to other sanctions.

The Quarterly Transaction Report can exclude transactions executed in Covered Securities if they were:

•	transactions in Limited Offerings which were previously disclosed and approved by GEO;

•	transactions in an automatic investment plan, pre-authorized checking plan, dividend reinvestment plan and/or payroll deduction plan;

•	transactions executed in a Delegated Discretionary Account;

•	transactions executed in Covered Securities that are either:

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

o	directly with an affiliated transfer agent; or

o	in the Covered Person’s registered group retirement savings plan (PCRA transactions are not exempted and must be reported).

New Covered Accounts. All Covered Persons must report any new Covered Account for themselves or any Immediate Family Member within 30 calendar days of opening. Personal securities transactions cannot occur within the account until it has been reported.

Exhibit B. Attached as Exhibit B is an Overview of Personal Trading Requirements that provides a summary of certain requirements set forth under this Code. The Overview is not meant to serve as a replacement for reading the Code.

Individuals who meet the definition of a Covered Person and are on formal leave of absence or garden leave without access to Invesco systems are not considered Covered Persons during the time they are on leave.

APAC Reporting Obligations

Semi-Annual Reporting	Reporting of Covered Securities Transactions

IHKL, IREIA and IREK

Employees

-   Holdings Information

-   Information must be current within 45 calendar days of the report

IAMJ and IGRE Employees

-   Must provide statements for accounts listed in the Compliance Reporting System; and

-   Via email to Tokyo Compliance

	IHKL, IREIA, IREK, ITL and IAMSL Employees - Report executed Covered Securities transactions within 7 calendar days from execution date - Submit a copy of the trade confirmation to GEO	IAMJ and IGRE Employees - Submit transaction confirmation via email within 15 calendar days of execution date to local compliance - Notify local compliance if trade was not executed

C.	APPLICABILITY OF CODE TO INDEPENDENT NON-EXECUTIVE DIRECTORS/ TRUSTEES.

Independent Non-Executive Directors/Trustees shall, as applicable for APAC entities:

(i)	pre-clear any sale or purchase in IVZ shares prior to executing such transactions;

(ii)	report any potential or actual conflicts of interest; and

(iii)	submit an annual certification of compliance with this Code, with the GEO.

D.	VIOLATIONS AND SANCTIONS.

Covered Persons (excluding Independent Directors/Trustees) must report any known or suspected violations of the Code to the GEO. Violations and potential violations of the Code are investigated by the GEO. Independent Directors/Trustees may report concerns, violations and potential violations to the applicable Chief Compliance Officer (CCO) (or their delegate).

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

If GEO determines that a Covered Person (excluding Independent Directors/Trustees) has violated the Code, sanctions may be imposed based on the severity of the violation, following the established escalation procedure. Possible sanctions include, but are not limited to:

•	letter of education, warning or reprimand;

•	reversal of trades made in violation of the Code;

•	suspension, demotion or reassignment of the Covered Person’s responsibilities;

•	termination of employment;

•	prohibition of personal trading abilities;

•	disgorgement of profits earned from the Code violation;

•	referral to civil or criminal authorities, regulators where appropriate; or

•	any other sanction, as may be determined by GEO, the CCO or the applicable governance committee(s).

GEO and local Compliance maintain internal procedures regarding the violation investigation, sanction determination, and sanction enforcement process.

To help mitigate or eliminate certain conflicts of interest related to personal trading, Covered Persons may be required to sell a previously approved Covered Security.

•	If the sale results in a loss, the Covered Person is not entitled to reimbursement.

•	If the sale results in a gain, the Covered Person may be required to disgorge any profit.

E.	CODE ADMINISTRATION.

GEO shall be responsible for the administration and oversight of the Code and shall be responsible for:

•	Identifying Covered Persons, providing Covered Persons with the Code and notifying them of their reporting obligations under the Code, and ensuring that Covered Persons submit the required certifications and reports required under the Code;

•	reviewing the personal trading activities of Covered Persons to identify potential or actual violations of the Code and promptly investigating such matters to resolve and make the appropriate remediations, if needed; and

•	promptly report any violations of the Code in writing to the respective Chief Compliance Officer, Local committee, or any other relevant governing bodies applicable to this Code, as applicable.

In very limited circumstances, certain exceptions to any provision of the Code may be granted on a case-by-case basis by the respective Chief Compliance Officer or his or her delegate. Such exceptions shall be documented in writing by the GEO.

Any questions regarding this Code should be directed to the GEO, which may be contacted using the GEO support portal via the intranet.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

F.	REPORTING.

Quarterly: At least quarterly, each respective CCO, based on the reports/information as provided by GEO shall furnish a written report to the applicable Board and/or Committee regarding material violations of the Code by Covered Persons.

Annually: No less frequently than annually, each local CCO, based on the reports/information as provided by GEO shall furnish a written report to the applicable Board that describes significant issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to material violations.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT A

The Code of Ethics and Personal Trading Policy for APAC shall apply to the following entities (collectively referred to as “Invesco APAC”):

Australia

•	Invesco Australia Limited

•	Invesco Asset Management Australia (Holdings) Limited

China

•	Invesco Asia Pacific Private Equity Investment and Fund Management(Shenzhen) Limited

•	Invesco Investment Management (Shanghai) Limited

•	Invesco Real Estate Asia Limited

•	Invesco Investment Consulting (Beijing) Limited

Hong Kong

•	Invesco Hong Kong Limited (registered as an investment adviser with the SEC)

•	Invesco Real Estate Investment Asia Pacific Limited

India

•	Invesco (India) Pvt. Ltd

Japan

•	Invesco Asset Management (Japan) Limited (registered as an investment adviser with the SEC)

•	Invesco Global Real Estate Asia Pacific, Inc. Japan Branch

Singapore

•	Invesco Asset Management Singapore Ltd

•	Invesco Singapore Pte. Ltd

South Korea

•	Invesco Real Estate Korea

•	Korean Representative Office of Invesco Hong Kong Limited

Taiwan

•	Invesco Taiwan Limited

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

EXHIBIT B

Overview of Personal Trading Requirements for Invesco APAC excluding IAMJ Employees and IGRE Employees

Gifting or bequeathing Covered Securities (i.e., the in-kind transfer, trading or gifting of stock shares) to charities or family members must be pre-cleared and is prohibited if the family member is a public official or connected to Invesco’s business.

Security Type	Pre-clearance	Reporting	60-Day Rule
Equities
Common/Preferred Stocks (which includes in-kind transfers, trading or gifting/bequeathing)	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A
Rights Issue or Rights Offer[5]	Yes	Yes	No
Trusts invested entirely in a Currency or commodity	No	Yes	No
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Non-ETP Access Persons: Invesco ETPs	No	Yes	Yes
ETP Access Persons: Invesco ETPs,	Yes	Yes	Yes
Unaffiliated broad-based ETPs	No	Yes	No
Single-stock ETPs and unaffiliated ETPs with underlying Covered Securities that have a concentration of 25% or more	Yes	Yes	Yes
Cryptocurrencies[6]
Cryptocurrencies	No	No	No
Trusts invested entirely in a cryptocurrency	No	Yes	No
Derivatives
Commodities and Trusts invested entirely in commodity	No	No	No (except for IHKL, IAMSL, IREIA and IREK Employees)
Futures, Swaps and Options[7] based on common stock and affiliated ETPs	Yes	Yes	Yes
Contract for Differences (CFDs)	PROHIBITED	PROHIBITED	PROHIBITED
Naked Options on securities that are subject to 60-Day Profit Limit Restriction	PROHIBITED	PROHIBITED	PROHIBITED
Futures, Swaps and Options Based on an index, currencies, commodities, cryptocurrency, government bonds and unaffiliated ETPs	No	Yes	No

5Preclearance is required on the day of electing to participate in the Rights issue or Offer.

6Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance. Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the GEO if you have questions regarding the requirements of your digital assets under the Code.

7Options are restricted to covered calls and protective puts where the underlying security has been held no fewer than 60 days. All other option types are prohibited.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	Pre-clearance	Reporting	60-Day Rule
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes
Invesco Closed-end Funds and Interval Funds	Yes	Yes	Yes
Unaffiliated Open-end Mutual Funds	No	No	No
Unaffiliated Closed-end Funds and Interval Funds	Yes	Yes	Yes
Fixed Income/Bonds
Government Treasury Bond	No	No	No
Certificates of Deposit	No	No	No
Money Market Funds	No	No	No
Municipal Bonds	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes
Structured products linked to indices	No	Yes	No
Invesco Ltd. Corporate Securities (including the in-kind transfer, trading or gifting/bequeathing)
IVZ and IVR shares	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No
Derivatives on IVZ, short-sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No
Limited Offerings/Private Placements*
Non-Invesco offerings	Yes	Yes	Yes
Invesco Offerings	Yes**	Yes	Yes

*Covered Persons may not participate in a Limited Offering without first: (a) obtaining approval from GEO before making or joining the investment, and (b) provide the offering documentation (e.g., Offering Deck, Offering Memorandum, Term Sheet or Offering Presentation) to GEO for the review. Limited Investment opportunities offered directly from Invesco to Employees do not require pre-clearance, unless otherwise directed in the offer.

**Covered Persons must pre-clear activity in Limited Offerings/Private Placements sponsored by Invesco Ltd. or its affiliates with GEO unless the investment is offered exclusively Invesco Employees.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Overview of Personal Trading Requirements for IAMJ Employees and IGRE Employees

Security Type	All Employees deemed to be: o Non-Access Persons;			Requirements applicable to: o Access Persons;
	Pre- clearance	Reporting	60-Day Rule	Pre- clearance	Reporting	180- Day Rule
Equities
Common/Preferred Stocks (which includes in-kind transfers, trading or gifting/bequeathing)	Yes	Yes	Yes	Yes	Yes	Yes
IPOs	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Rights Issue or Rights Offer[1]	Yes	Yes	No	Yes	Yes	No
Trusts invested entirely in currency	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Exchange-Traded Products (i.e., ETFs, ETCs and ETNs)
Non-ETP Access Persons: Invesco ETPs	No	Yes	Yes	No	Yes	Yes
ETP Access Persons: Invesco ETPs	N/A	N/A	N/A	Yes	Yes	Yes
Unaffiliated broad-based ETPs	No	Yes	No	No	Yes	No
Single-stock ETPs and unaffiliated ETPs with underlying Covered Securities that have a concentration of 25% or more	Yes	Yes	Yes	Yes	Yes	Yes
Cryptocurrencies2
Cryptocurrencies	No	No	No	No	No	No
Trusts invested entirely in a cryptocurrency	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Derivatives
Commodities and Trusts invested entirely in commodity	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options3 based on common stock and affiliated ETPs	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A

1Preclearance is required on the day of electing to participate in the Rights issue or Offer.

2Cryptocurrency exemptions are subject to change and requirements may be applied to certain Employees upon notification by Compliance. Some digital assets claiming to be cryptocurrency could be deemed securities by regulators. Please contact the Global Ethics Office if you have questions regarding the requirements of your digital assets under the Code.

3 Options are restricted to covered calls and protective puts where the underlying security has been held no fewer than 60 days. All other option types are prohibited.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	All Employees deemed to be: o Non-Access Persons;			Requirements applicable to: o Access Persons;
	Pre- clearance	Reporting	60-Day Rule	Pre- clearance	Reporting	180- Day Rule
Naked Options on securities that are subject to 60-Day Profit Limit Restriction	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Futures, Swaps and Options Based on an index, currencies, commodities, cryptocurrency, government bonds and unaffiliated ETPs	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A
Mutual Funds
Invesco Open-end Mutual Funds	No	Yes	Yes	No	Yes	Yes
Invesco Closed-end Funds and Interval Funds	Yes	Yes	Yes	Yes	Yes	Yes
Invesco QQQ Trust or the BLDRS Index Fund Trust	Yes	Yes	Yes	Yes	Yes	Yes
Unaffiliated Open - end Mutual Funds	No	No	No	No	No	No
Unaffiliated Closed - end Funds and Interval Funds	Yes	Yes	Yes	Yes	Yes	Yes
Fixed Income/Bonds
Government Treasury Bonds	No	No	No	No	No	No
Certificates of Deposit	No	No	No	No	No	No
Money Market Funds	No	No	No	No	No	No
Municipal Bonds (issued by regional government in non G7 countries)	Yes	Yes	Yes	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes	Yes	Yes	Yes
Structured products linked to indices	No	Yes	No	No	Yes	No
Invesco Ltd. Corporate Securities (including the in-kind transfer, trading or gifting/bequeathing)
IVZ and IVR shares	Yes	Yes	Yes	Yes	Yes	Yes
Sale of IVZ shares acquired through ESPP, RSA and LTA	Yes	Yes	No	Yes	Yes	No
Derivatives on IVZ, Short-sells of IVZ or IVZ share transactions in Professionally Managed Accounts	PROHIBITED	PROHIBITED	N/A	PROHIBITED	PROHIBITED	N/A

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.

Security Type	All Employees deemed to be: o Non-Access Persons;			Requirements applicable to: o Access Persons;
	Pre- clearance	Reporting	60-Day Rule	Pre- clearance	Reporting	180- Day Rule
Long-Term Fund Awards
Invesco Mutual Fund grants awarded	No	No	No	No	No	No
Limited Offerings/Private Placements*
Non-Invesco offerings	Yes	Yes	Yes	Yes	Yes	Yes
Invesco offerings	Yes**	Yes	Yes	Yes*	Yes	Yes

*Covered Persons may not participate in a Limited Offering without first: (a) obtaining approval from GEO before making or joining the investment, and (b) providing the offering documentation (e.g., Offering Deck, Offering Memorandum or Term Sheet) to GEO for review

**Covered Persons must pre-clear activity in Limited Offerings/Private Placements sponsored by Invesco Ltd. or its affiliates with GEO unless the investment is offered exclusively to Invesco Employees.

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This policy is proprietary and may not be distributed to, or shared with, any third parties, unless required by applicable law or approved by Compliance.